SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2007 (April 25, 2007)
CAPITOL BANCORP LTD.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	001-31708 (Commission File No.)	38-2761672 (IRS Employer Identification No.)
Capitol Bancorp Center
200 Washington Square North, Lansing, Michigan 48933
(Address of Principal Executive Offices) (Zip Code)
(517) 487-6555
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES
INDEX TO EXHIBITS
Capital Bancorp Limited 2007 Equity Incentive Plan
Notice of Grant of Restricted Stock Award
Notice of Grant of Stock Options & Award Agreement
2007 Equity Incentive Plan Restricted Stock Unit Agreement (Executive Officers)
2007 Equity Incentive Plan Restricted Stock Unit Agreement

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 25, 2007, Capitol Bancorp Ltd. (“Capitol”) held its 2007 Annual Meeting of Shareholders. At the meeting, Capitol’s shareholders approved the Capitol Bancorp Limited 2007 Equity Incentive Plan (the “Plan”). A summary of the terms and conditions of the Plan may be found on pages 9-14 of Capitol’s definitive proxy statement in connection with its Annual Meeting, which was filed with the Securities and Exchange Commission on March 15, 2007, and such summary is hereby incorporated by reference. A copy of the Plan that Capitol has adopted and intends to apply from time to time with respect to its named executive officers and certain employees is attached as Exhibit 10.1 and is hereby incorporated by reference. Notices of grant of stock options and restricted stock award are attached as Exhibits 10.2-10.5 and are hereby incorporated by reference.
     A copy of the Plan was also attached as Annex A to Capitol’s 2007 Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on March 15, 2007.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITOL BANCORP LTD. (Registrant)
/s/ Joseph D. Reid
Joseph D. Reid
Date: May 1,2007	Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
10.1	Capitol Bancorp Limited 2007 Equity Incentive Plan

10.2	Notice of Grant of Restricted Stock Award and Award Agreement

10.3	Notice of Grant of Stock Options and Award Agreement

10.4	Capitol Bancorp Limited 2007 Equity Incentive Plan Restricted Stock Unit Agreement (Executive Officers)

10.5	Capitol Bancorp Limited 2007 Equity Incentive Plan Restricted Stock Unit Agreement